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                                                                     EXHIBIT 5.1

             S u t h e r l a n d,  A s b i l l  &  B r e n n a n
                                                                  ATLANTA
                           999 PEACHTREE STREET, N.E.              AUSTIN
TEL: (404) 853-8000       ATLANTA, GEORGIA  30909-3996            NEW YORK
FAX: (404) 853-8806                                              WASHINGTON


                                December 5, 1994



First Financial Management Corporation
3 Corporate Square, Suite 700
Atlanta, Georgia  30329

Ladies and Gentlemen:

                 We are acting as counsel to First Financial Management Corporation, a Georgia corporation ("FFMC") in connection with the preparation of the Registration Statement No. 33-56327 on Form S-3, filed by FFMC on November 4, 1994 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act") relating to the initial offering of the convertible debentures described below and the delayed offering, from time to time pursuant to Rule 415 under the 1933 Act (the "Delayed Offering"), as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as set forth or to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of the Company's (i) debt securities (the "Debt Securities"), (ii) convertible debt securities (the "Convertible Debt Securities") and (iii) common stock, par value $.10 per share (the "Common Stock"), with an aggregate offering price of up to $1 billion.
The Debt Securities, Convertible Debt Securities and Common Stock are collectively referred to herein as the "Securities." Any Convertible Debt Securities may be convertible into Common Stock.

                 The Debt Securities and the Convertible Debt Securities will be issued in one or more series and will be issued pursuant to either an Indenture dated December 5, 1994 (the "NationsBank Indenture") between FFMC and NationsBank of Georgia, National Association, trustee ("NationsBank") or an indenture in the form filed as an exhibit to the Registration Statement (the "Chase Indenture") between the Company and The Chase Manhattan Bank (National Association), trustee ("Chase"). NationsBank and Chase are each also referred to as a "Trustee," and the NationsBank Indenture and the Chase Indenture are each also referred to as an "Indenture."

                 Amendment No. 2 to the Registration Statement contains a Prospectus Supplement (the "Debenture Prospectus Supplement") covering the public offering of $460 million (including $60 million to cover over-allotments) of Senior Convertible Debentures due 1999 (the "Debentures") pursuant to an underwriting agreement, the form of which is
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First Financial Management Corporation
December 5, 1994
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being filed with Amendment No. 2 as an exhibit to the Registration Statement
(the "Underwriting Agreement"). The Debentures will be issued pursuant to the NationsBank Indenture and a related First Supplemental Indenture (the "Debenture Indenture Supplement") to be executed and delivered thereunder. Pursuant to Rule 430A under the 1933 Act, the Underwriting Agreement as being filed with Amendment No. 2 to the Registration Statement omits certain information, including the public offering price, underwriting discounts or commissions and interest and conversion rates and call prices of the Debentures (the "Rule 430A Information"), which will be completed prior to execution of the Underwriting Agreement.

                 Based on our review of the relevant documents and materials used in preparing the Registration Statement, the Prospectus and the Debenture Prospectus Supplement and the corporate proceedings of FFMC to date with respect to the proposed issuance and sale of the Securities, including resolutions of the Board of Directors of FFMC and committees thereof (the "Resolutions") authorizing the NationsBank Indenture and the issuance, offering and sale of the Securities and such corporate records of FFMC and such other documents and certificates as we have deemed necessary, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. The NationsBank Indenture has been duly authorized, executed and delivered by FFMC and, assuming due authorization, execution and delivery thereof by NationsBank, constitutes a valid and legally binding instrument of FFMC enforceable against FFMC in accordance with its terms.

         2. The Debentures have been duly authorized, and when (a) the Registration Statement has been declared effective by order of the Commission,
(b) the final terms of the Debentures have been duly established and approved and included in the Debenture Indenture Supplement and such Debenture Indenture Supplement has been duly executed by FFMC pursuant to the authority granted in the Resolutions, (c) the Underwriting Agreement containing the Rule 430A Information has been duly executed by FFMC pursuant to the authority granted in the Resolutions, (d) the Debentures shall have been sold upon the terms and conditions (including the Rule 430A Information) set forth in the Prospectus, the Debenture Prospectus Supplement and the Underwriting Agreement, and (e) the Debentures have been duly executed by FFMC and authenticated by NationsBank in accordance with the NationsBank Indenture and the Debenture Indenture Supplement and delivered and paid for by the purchasers thereof, then the Debentures will constitute valid and legally binding obligations of FFMC entitled to the benefits of the NationsBank Indenture.
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First Financial Management Corporation
December 5, 1994
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         3.      The Common Stock initially issuable upon conversion of the
Debentures has been duly authorized and, when issued and delivered upon conversion of the Debentures, will be validly issued, fully paid and nonassessable.

         4. The Chase Indenture, when duly approved by a duly authorized committee of the Board of Directors, executed and delivered by FFMC pursuant to the authority granted in the resolutions, and assuming due authorization, execution and delivery thereof by Chase, will have been duly authorized and will constitute a valid and legally binding instrument of FFMC enforceable against FFMC in accordance with its terms.

         5. The Debt Securities, when the final terms thereof have been duly established and approved and when duly executed by FFMC, in each case pursuant to the authority granted in the Resolutions, and authenticated by the applicable Trustee in accordance with the applicable Indenture and delivered to and paid for by the purchasers thereof, will have been duly authorized and will constitute valid and legally binding obligations of FFMC entitled to the benefits of such Indenture.

         6. The Convertible Debt Securities to be issued in the Delayed Offering, when the final terms thereof have been duly established and approved and when duly executed by FFMC, in each case pursuant to the authority granted in the Resolutions, and authenticated by the applicable Trustee in accordance with the applicable Indenture and delivered to and paid for by the purchasers thereof, will constitute valid and legally binding obligations of FFMC entitled to the benefits of such Indenture.

         7. The Common Stock issuable on conversion of any issue of Convertible Debt Securities issued in the Delayed Offering, when duly authorized pursuant to the authority granted in the Resolutions and when issued and delivered upon conversion of such Convertible Debt Securities, will be validly issued, fully paid and non-assessable.

         8. The Common Stock issued in the Delayed Offering other than upon conversion of any Convertible Debt Securities, when duly authorized, issued and delivered pursuant to the authority granted in the Resolutions and against payment therefor, will be validly issued, fully paid and non-assessable.

                 The opinions set forth above are subject to the qualification that the enforceability of the Indentures and the Securities may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and are subject to general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
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First Financial Management Corporation
December 5, 1994
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                 The opinions set forth above are limited to the laws of the
States of New York and Georgia and the federal laws of the United States, and we express no opinion herein concerning the laws of any other jurisdiction.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus and in the Debenture Prospectus Supplement.



                                        Yours very truly,

                                        SUTHERLAND, ASBILL & BRENNAN



                                        By:   /s/  F.  Louise  Adams
                                              ------------------------
                                              F. Louise Adams, Partner